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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our reports on page F-3 and S-1 of this Form 10-K by reference in the prospectus constituting part of the Registration Statements on Form S-3 (No. 333-12213) of ERP Operating Limited Partnership.


                                            /s/ Grant Thornton LLP
                                                GRANT THORNTON LLP

Chicago, Illinois
March 19, 1996